SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No. ____)

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Columbus McKinnon Corporation

(Name of Registrant as specified in its charter)

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NOTICE OF 2013
ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

COLUMBUS McKINNON CORPORATION

2

COLUMBUS MCKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 22, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation, will be held at The Ritz-Carlton Chicago, 160 E. Pearson Street At Water Tower Pl., Chicago, Illinois, on July 22, 2013, at 10:00 a.m., local time, for the following purposes:

1.            To elect eight Directors to hold office until the 2014 Annual Meeting and until their successors have been elected and qualified;

2.            To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2014;

3.            To conduct a shareholder advisory vote on the compensation of our named executive officers; and

4.            To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 3, 2013 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting.  Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card.  If you attend the Annual Meeting, you may vote your shares in person if you wish.  We sincerely appreciate your prompt cooperation.

ALAN S. KORMAN
Secretary

Dated: June 12, 2013

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on July 22, 2013. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended March 31, 2013 are available at http://www.cmworks.com/investors/proxy.

COLUMBUS MCKINNON CORPORATION
140 John James Audubon Parkway
Amherst, New York 14228-1197

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Ritz-Carlton Chicago, 160 E. Pearson Street At Water Tower Pl., Chicago, Illinois, on July 22, 2013, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.  This Proxy Statement and other proxy materials are first being sent or given to shareholders on or about June 12, 2013.

The close of business on June 3, 2013 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.  At the close of business on June 3, 2013, we had outstanding 19,586,776 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card.  If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2014 and (iii) FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy Statement.

In order for business to be conducted, a quorum must be present at the Annual Meeting.  A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.  Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nine nominees receiving the most votes will be elected.  Votes cast FOR the nominees will count as “yes votes;” and WITHHOLD votes will be excluded entirely from the vote and will have no effect.  A majority of the votes cast is required to approve the selection of the Company’s auditors and the approval of a non-binding, advisory resolution regarding executive compensation.  Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals.  Abstentions are not counted in the number of votes cast and will have no effect on the results of the vote.  Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Recent changes in regulations have eliminated the ability of a shareholder’s bank or broker to vote uninstructed shares in the election of directors and on executive compensation on a discretionary basis.  Thus, if a shareholder holds shares in street name and does not instruct his, her or its bank or broker how to vote in the election of directors or the one advisory vote on executive compensation, no votes will be cast on such shareholder’s behalf with respect to these matters.  If a shareholder holds shares in his, her or its own name and does not vote, no votes will be cast on such shareholder’s behalf on any of the items of business at the Annual Meeting.

The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified.  Currently, the Board of Directors is comprised of eight members.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Ernest R. Verebelyi, Timothy T. Tevens, Richard H. Fleming, Stephen Rabinowitz, Linda A. Goodspeed, Nicholas T. Pinchuk, Liam G. McCarthy and Stephanie K. Kushner, each of whom is presently a Director and has been previously elected by our shareholders.  If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate.  The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Ernest R. Verebelyi, age 65, was appointed a Director of the Company in January 2003 and was elected Chairman of the Board in August 2005.  Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 where he held the position of Group President.  Prior to joining Terex in 1998, he held executive, general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric.  Mr. Verebelyi also serves as lead director of CH Energy Group, Inc. (NYSE: CHG).

Timothy T. Tevens, age 57, was elected President and appointed a Director of our Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998.  From May 1991 to January 1998, he served as our Vice President - Information Services and was also elected Chief Operating Officer in October 1996.  From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.  Mr. Tevens also serves on the Board of Directors of Zep, Inc. (NYSE: ZEP).

Richard H. Fleming, age 66, was appointed a Director of our Company in March 1999.  In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE: USG).  Effective May 1, 2012, Mr. Fleming retired from the position of Chief Financial Officer at USG.  Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995.  Mr. Fleming also serves as a member of the Board of Directors of Boise Cascade Company (NYSE: BCC) and Optim Energy, LLC., a private company.  He is also a director for several not-for-profit entities including UCAN and the Museum of Broadcast Communications.

Stephen Rabinowitz, age 70, was appointed a Director of the Company in October 2004. He retired in 2001 from his position as Chairman and Chief Executive Officer of General Cable Corporation, a leading manufacturer of electrical, communications and utility cable.  Prior to joining General Cable as President and Chief Executive Officer in 1994, he served as President and CEO of AlliedSignal Braking Systems, and before that as President and CEO of General Electric’s Electrical Distribution and Control business.  He also held management positions in manufacturing operations and technology at the General Electric Company and the Ford Motor Company.

Linda A. Goodspeed, age 51, was appointed a Director of the Company in October 2004.  In October 2011, Ms. Goodspeed was appointed Senior Vice President and Chief Information Officer of The ServiceMaster Company.  From 2007 to 2011, she was employed by Nissan North America, Inc. as Vice President of Information Systems.  From 2001 until 2007, she was employed by Lennox International, Inc., a global supplier of climate control solutions.  Her position with Lennox was Executive Vice President and Chief Supply Chain Logistics and Technology Officer.  Prior to that, Ms. Goodspeed served as President and Chief Operating Officer of PartMiner, Inc., a global supplier of electronic components.  She has also held management positions in product management and development, research and development and design engineering at General Electric Appliances, Nissan North America, Inc. and the Ford Motor Company.  Ms. Goodspeed is a member of the Boards of Directors of AutoZone, Inc. and American Electric Power Co., Inc., and she is a managing partner in Wealth Strategies Financial.

Nicholas T. Pinchuk, age 66, was appointed a Director of the Company in January 2007.  Currently, he is Chairman, President and CEO of Snap-on Incorporated (NYSE: SNA), an S&P 500 company.  Prior to that, Mr. Pinchuk served as Senior Vice President and President of Snap-on's Worldwide Commercial and Industrial Group since June 2002.  Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier's Asia-Pacific Operations.  He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983.  Mr. Pinchuk served as an officer in the United States Army.

Liam G. McCarthy, age 57, was appointed a Director of the Company in November 2008.  In 2005, Mr. McCarthy was appointed President and Chief Operating Officer of Molex Incorporated (NASDAQ: MOLX). Prior thereto, Mr. McCarthy served Molex in various executive and management capacities, including Vice President, Operations, Europe from 2001 to 2005; President, Data Communications Division, Americas Region from 1998 to 2001; General Manager, Singapore from 1993 to 1998; Regional Marketing Manager, Far East South Region from 1991 to 1993; and Materials Director, Singapore from 1989 to 1991.

Stephanie K. Kushner, age 57, was appointed a Director of the Company at the July 2011 Annual Meeting.  Since August 2009, Ms. Kushner has served as Executive Vice President and Chief Financial Officer of Broadwind Energy Corporation (NASDAQ: BWEN).  Prior thereto, Ms. Kushner served as Senior Vice President and Chief Financial Officer of Federal Signal Corporation from 2002 to 2008.  From 1989 to 2002, Ms. Kushner served FMC Corporation in various executive management capacities, including Vice President and Treasurer, and Director, Financial Planning for FMC Corporation from 1997 to 2001, Group Financial Director for FMC UK from 1992 to 1997 and Chief Financial Officer of FMC Gold Company from 1989 to 1992.  Ms. Kushner began her career with Amoco Corporation working in various positions in their chemicals, international oil and minerals divisions.  She served on the Board of Directors for Hydro One from 2001 to 2004 and on the Board of Directors and Audit Committee for Wabash National Corporation from 2004 to 2010.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2014

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.  In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2012 and 2013 are as follows:

	Fiscal Year
	2013	2012
	($ in thousands)
Audit Fees	993	853

Tax	138	278

All Other Fees	44	3

Total	1,175	1,134

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2014.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION
 OF OUR NAMED EXECUTIVE OFFICERS

We are required, pursuant to Section 14A of the Exchange Act, to provide a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as "Say-on-Pay").

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers.  Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results.  Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program.

For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding,  advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to, our Company.  In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.  These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors.  A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and Chief Executive Officer have been served by separate individuals since 1998. We believe this leadership structure supports our belief that it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board.  Since Mr. Verebelyi’s election as our Chairman of the Board in August 2005, that position has been filled by an independent Director.  As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board.

We believe our Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Tevens to focus on the challenges that the Company is facing in the current business environment.  By separating the roles of the Chairman of the Board and Chief Executive Officer positions, we ensure there is no duplication of effort between them.  We believe this provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.  As part of our annual Board of Directors’ self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders.  We believe our current leadership structure is the optimal structure for our Company at this time.

Board Composition and Diversity

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board.  The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board.  The Corporate Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets.  When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

Although the Company has no policy regarding diversity, the charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities.  In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (iv) all other factors it considers appropriate.

With respect to the nominees for re-election to the Board set forth in this proxy statement, the Corporate Governance and Nomination Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set above.  In particular, with regard to Mr. Verebelyi, the Board of Directors and the Corporate Governance and the Nomination Committee considered his strong background in the manufacturing sector, believing that his experience with large multinational manufacturing corporations is invaluable in evaluating the performance of management and other aspects of the Company.  With regard to Mr. Fleming, strong consideration was given to his significant experience, expertise and background with regard to finance and accounting matters, including his role as chief financial officer of a global, publicly held corporation.  With regard to Ms. Kushner, consideration was given to her significant financial operations experience in the areas of accounting, audit, financial planning and analysis, tax and treasury and her MBA with a concentration in corporate and international finance from the University of Pennsylvania’s Wharton School of Business.  The Corporate Governance and Nomination Committee and the Board of Directors also considered the broad perspective brought by the experience of Messrs. Pinchuk, Rabinowitz, McCarthy and Ragot (resigned effective May 19, 2013) as senior executives of manufacturing companies with extensive international operations, which is very valuable to the Company as it strives to increase its global presence.  With regard to Ms. Goodspeed, her strong background in information technology was strongly regarded, since the integration of the Company’s technology platforms across its global enterprise is an important factor in the Company’s growth strategy.  The Corporate Governance and Nomination Committee and the Board of Directors also considered the 22 years of experience with the Company represented by Mr. Tevens, our Chief Executive Officer.

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Tevens, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect.

Board of Directors Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.  All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting.  Agendas for meetings of the Board of Directors generally include executive sessions for the independent Directors to meet without the management Director present.  During the fiscal year ended March 31, 2013, our Board of Directors held seven meetings.  Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served.  All Directors attended the 2012 Annual Meeting.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value.  A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors.  The Company’s General Counsel and his staff assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company.  In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy and goals.

Audit Committee

Our Board of Directors has a standing Audit Committee comprised of Mr. Fleming, as Chairman, and Messrs. Rabinowitz and McCarthy and Mses. Goodspeed and Kushner.  Each member of our Audit Committee is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc., rules currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Mr. Fleming and Ms. Kushner qualify as an “audit committee financial expert.”  The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls,  (v) reviewing insider and affiliated party transactions and (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting or internal controls.  The Audit Committee is governed by a written charter approved by the Board of Directors.  A copy of this charter is posted on the Investor Relations section of our website at www.cmworks.com.  Our Audit Committee held eight meetings in fiscal year 2013.

Compensation and Succession Committee

Our Compensation and Succession Committee consists of Mr. Rabinowitz, as Chairman, and Messrs. Fleming, Pinchuk, McCarthy and Ragot (resigned effective May 19, 2013).  Each Director who serves on the Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect.  The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs and (ix) perform other functions as identified in the Compensation and Succession Committee charter.  The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Compensation and Succession Committee held four meetings in fiscal year 2013.  Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis below.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, investigating and making recommendations with respect to candidates for membership on our Board of Directors.  This Committee is chaired by Ms. Goodspeed and includes Ms. Kushner and Messrs. Pinchuk and Ragot (resigned effective May 19, 2013).  Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect.  Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws.  See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”  Generally, a shareholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s Annual Meeting.  If such nomination is given in connection with a special meeting for the election of Directors, it must be received not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The shareholder’s recommendation for nomination must contain the following information as to each nominee for Director: the nominee’s name, age, business address and residence address; the nominee’s principal occupation or employment for the previous five years; the number of shares of our common stock owned by such candidate; and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to our By-Laws and Regulation 14A under the Exchange Act.  A shareholder’s recommendation must also set forth: such shareholder’s name and address as they appear on our books and records; the number of shares of each class of our capital stock that are beneficially owned and held of record by such shareholder; any material interest of such shareholder in such nomination; any other information that is required to be provided by such shareholder pursuant to our By-Laws and Regulation 14A under the Exchange Act in his or her capacity as a proponent to a shareholder proposal; and a signed consent from each nominee recommended by such shareholder that such nominee is willing to serve as a Director if elected.  Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board.  The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.  Our Corporate Governance and Nomination Committee held four meetings in fiscal year 2013.

Code of Ethics

Our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers.  This Code of Ethics is posted on the Corporate Governance section of the Company’s website at www.cmworks.com.  The Company will disclose on its website any amendment to this Code of Ethics or waiver of a provision of this Code of Ethics, including the name of any person to whom the waiver was granted.

Director Stock Ownership Guideline

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 9,000 shares of our common stock within five years of becoming a Director. Any Restricted Stock Units granted to a Director pursuant to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes.
Director Compensation

The following table sets forth the annual target compensation provided to the Company’s Directors during the fiscal year ended March 31, 2013:

Director	Annual Retainer – Cash ($)	Annual Retainer – Stock ($)	Restricted Stock Units (1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Target Annual Compensation ($)
Stephanie K. Kushner	55,000	45,000	25,025	0	0	125,025
Richard H. Fleming	55,000	45,000	25,025	0	16,000	141,025
Linda A. Goodspeed	55,000	45,000	25,025	0	8,000	133,025
Liam G. McCarthy	55,000	45,000	25,025	0	0	125,025
Nicholas T. Pinchuk	55,000	45,000	25,025	0	0	125,025
Stephen Rabinowitz	55,000	45,000	25,025	0	10,000	135,025
Christian B. Ragot	55,000	45,000	25,025	0	0	125,025
Timothy T. Tevens (2)	—	—	—	—	—	—
Ernest R. Verebelyi	55,000	45,000	25,025	45,000	0	170,025

(1)	Each Director is granted 1,300 restricted stock units annually which vest over 3 years. Shares are valued based upon the March 31, 2013 closing price.

(2)	Mr. Tevens receives no separate compensation as a Director of the Company.

The following table provides the taxable compensation received by the Directors during the fiscal year ended March 31, 2013:

Director	Annual Retainer (Cash) ($)	Annual Retainer (Stock) (2) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Total Annual Fees (1) ($)
Stephanie K. Kushner	55,000	63,320	0	0	118,320
Richard H. Fleming	55,000	63,320	0	16,000	134,320
Linda A. Goodspeed	55,000	63,320	0	8,000	126,320
Liam G. McCarthy	55,000	63,320	0	0	118,320
Nicholas T. Pinchuk	55,000	63,320	0	0	118,320
Stephen Rabinowitz	55,000	63,320	0	10,000	128,320
Christian B. Ragot	55,000	63,320	0	0	118,320
Ernest R. Verebelyi	55,000	63,320	45,000	0	163,320

(1)
In addition, each Director is granted 1,300 restricted stock units annually which vest over 3 years.  No additional fees are paid for attendance at Board of Director or committee meetings.  Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

Directors’ and Officers’ Indemnification Insurance

Effective April 1, 2013, we renewed our directors and officers indemnification insurance coverage with Zurich, Axis Reinsurance Company, Ace America Insurance Company (“ACE”)  and Columbia Casualty Company (“CNA”) for a term of one year at a cost of $275,000.  The total insurance coverage is $35,000,000 of “Side A” coverage and $25,000,000 of “Side B” coverage and “Side C” coverage, with Zurich providing $10,000,000 of each type of coverage, Axis Reinsurance Company providing $10,000,000 of each type of coverage, CNA providing $5,000,000 of each type of coverage and ACE providing $10,000,000 of “Side A” coverage only.  Total limits for “Side A”, Side “B” and Side “C” were reduced by $5,000,000 at April 1, 2013.  The ACE policy provides coverage to our executive officers and directors individually where exposures exist for which we are unable to provide direct indemnification.

Contacting the Board of Directors

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors.  A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

OUR EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers:

Name	Age	Position

Timothy T. Tevens	57	President, Chief Executive Officer and Director
Gene P. Buer	61	Vice President North America & Global Vertical Markets
Dr. Ivo Celi	51	Vice President – CMCO EMEA (Europe, Middle East, Africa)
Charles R. Giesige	57	Vice President – Corporate Development
Alan S. Korman	52	Vice President, General Counsel and Secretary
Gregory P. Rustowicz	53	Vice President – Finance and Chief Financial Officer
Richard A. Steinberg	60	Vice President – Human Resources
Eric Woon	54	Vice President – CMCO APAC (Asia Pacific)
Kurt F. Wozniak	49	Vice President – Latin America

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors.  There are no family relationships between any of our officers or Directors.  Recent business experience of Mr. Tevens is set forth above under “Election of Directors.”  Recent business experience of our executive officers who are not also Directors is as follows:

Gene P. Buer was elected Vice President North America & Global Vertical Markets in April 2013.  From July 2010 to April 2013, he served as our Vice President – Hoist & Rigging – Americas.  Mr. Buer served as Vice President Hoist Products – The Americas from May 2009 to July 2010.  In October 2005, he joined the Company as President of our Crane Equipment & Service, Inc. subsidiary.  In April 2007, he also assumed the position of Executive Director of our CM Hoist division.  Prior to joining our Company, Mr. Buer owned and operated a marketing and business consulting service from October 2003 to October 2005.

Dr. Ivo Celi joined Columbus McKinnon in early 2010 as the Managing Director - EMEA successor and assumed that position effective April 1, 2010.  He was elected Vice President - CMCO EMEA in July 2011.  Prior to joining the Company, Dr. Celi progressed through roles of increasing responsibility with Hilti AG, most recently as Senior Vice President - Business Unit Diamond Systems.

Charles R. Giesige was elected Vice President – Corporate Development in July 2010.  From May 2009 to July 2010, he served as our Vice President Rigging – The Americas.  He joined our Company in July 2006, initially serving as Executive Director and General Manager of our CM Hoist division and later as Executive Director of Chain and Forgings.  Prior to joining our Company, Mr. Giesige was employed as Vice President and General Manager of C&D Technologies, Inc. from 1999 to 2006.

Alan S. Korman joined our Company in January 2011 as General Counsel and Assistant Secretary.  In July 2011, he was elected Vice President, General Counsel and Secretary.  From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc., a wholly-owned subsidiary.  Prior to joining Ivoclar Vivadent, Mr. Korman was engaged in private practice at the law firm of Nixon Peabody LLP.

Gregory P. Rustowicz joined the Company in August 2011 as Vice President Finance and Chief Financial Officer.  From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc.  Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc, including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc, and Assistant Treasurer and Global Credit Director.  Prior to PPG, he worked as a CPA for KPMG.

Richard A. Steinberg has been employed by us since August 2005, initially as Director – Human Resources and, since November 2005, as Vice President - Human Resources.  Prior to joining us, Mr. Steinberg was employed by Praxair Inc. for ten years in various human resources capacities.  Prior to joining Praxair in 1995, he held human resources positions at Computer Task Group Inc. located in Buffalo, New York and at The Goodyear Tire and Rubber Company located in Akron, Ohio.

Eric Woon joined Columbus McKinnon in 2009 as the Managing Director - APAC successor and assumed full responsibility for that region shortly thereafter.  He was elected Vice President – CMCO APAC in July 2011.  Prior thereto, he served as President of Volvo Construction Equipment China, and as President and CEO of Tesa Tape Asia Pacific.

Kurt F. Wozniak joined Columbus McKinnon in 1999 and has served as Director, Materials Management and as Director, Corporate Development.  He was elected Vice President - Latin America in July 2012.  Prior to joining CMCO, he was a management consultant with Ernst & Young LLP.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Succession Committee Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors recommends the compensation for our Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers.  This Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company.  In addition, the Compensation and Succession Committee recommends grants under our 2010 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management.  In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2013 for filing with the Securities and Exchange Commission.

May 20, 2013	Stephen Rabinowitz, Chairman
Richard H. Fleming
Liam G. McCarthy
Nicholas T. Pinchuk

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We are a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position and secure material.  Key products include hoists, cranes, actuators and lifting and rigging tools.  We are focused on commercial and industrial applications that require the safety and quality provided by our superior design and engineering know-how.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity.  Our executive compensation program is designed to support this strategy by:

●	attracting and retaining key executive talent by offering a competitive compensation program;
●	motivating executive actions that lead to sustained superior performance; and
●	aligning executive compensation with returns delivered to shareholders.

Overview of Fiscal Year 2013 Business Results and Performance-Based Compensation

For fiscal year 2013, our priorities centered around increasing shareholder value by driving profitable growth.   Accordingly, our Annual Incentive Plan for fiscal year 2013 was designed to focus on increasing operating income as well as execution of our strategic initiatives which included sales growth targets for our Latin America and Asia Pacific regional leaders.   Our results in fiscal year 2013 were higher than the prior year results, and were better than the aggressive plans that were set at the beginning of the fiscal year.  Accordingly, actual Annual Incentive Plan compensation earned by the Named Executive Officers (“NEOs”) for fiscal year 2013 averaged approximately 100% of the target annual incentive compensation opportunities established for each NEO at the start of the fiscal year.

Our NEOs received 1/3rd of their fiscal year 2013 long term incentive compensation in the form of performance restricted stock units which, were contingent upon EBIT results for fiscal year 2013.  Our actual fiscal year 2013 result was above target and, as a result, 104.5% of the target restricted stock units were earned.

In addition, our NEOs were granted the opportunity to earn 40% of their FY2011 long term incentive compensation at target in the form of performance restricted stock units which, based upon our relative total shareholder return, did not meet the required threshold level of performance for the three year period ending March 31, 2013, and thus no award was earned.  As a result, the performance restricted stock units originally granted on May 17, 2010 were forfeited.

Further details regarding fiscal year 2013 performance can be found in the “Components of Compensation” section.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs and other executives, the Compensation and Succession Committee of the Board of Directors (the “Compensation Committee”) is guided by the following objectives:

●
Our compensation program should be comprehensive, consisting of base salary, annual incentives, long term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

●	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results; and
●	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

The Compensation and Succession Committee’s Role

Our compensation program is administered by the Compensation Committee.

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long term strategic goals approved by the Board of Directors.  Progress against these goals is monitored by the Compensation Committee on a quarterly basis.  The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data validated by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures.  Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long term incentive program.  The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present.  All aspects of the CEO’s compensation are approved by our full Board of Directors upon recommendations made by the Compensation Committee, which is comprised totally of independent Directors.

Except for the CEO and Chief Financial Officer (CFO), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long term incentive program targets and awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO with input from the Vice President - Human Resources and our independent consultant.  The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO.  All aspects of the CEO’s and CFO’s compensation are finally approved by our full Board of Directors.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance - Compensation and Succession Committee.”

 Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement.  In fiscal year 2013, the Compensation Committee continued its engagement of Exequity, LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

●	a competitive compensation review of the CEO and other executive officer positions;
●	executive compensation trend data, including plan design; and
●	a pay for performance assessment.

In fiscal year 2013, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues.  Additionally, Exequity attended in person or by conference telephone all Compensation Committee meetings.

Management’s Role in the Compensation-Setting Process

 Our management is involved in the following executive compensation processes:

●	The Vice President-Human Resources (“VP HR”) develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings;
●	The CEO, VP HR and Corporate Secretary attend all Compensation Committee meetings, except the executive session of the meeting ;
●	The CEO, VP HR and Director, Compensation and Benefits annually present and make recommendations to the Compensation Committee relating to annual incentives and long term incentive plan designs and changes, if warranted;
●	The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO;
●	The VP HR receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Committee’s executive sessions; and
●	The VP HR regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

	Element of Compensation Program	Associates Covered	Description	Key Objectives Promoted

Annual Compensation

●	Salary	All salaried associates	Fixed annual compensation paid in accordance with our regular payroll procedures during the year.	Designed to be market competitive and enable us to attract and retain talented executives.

●	Annual Incentive	Approximately 150 associates	Variable compensation based on performance achieved against pre-established goals during a one-year period.	Designed to motivate and reward achievement of financial, operational and strategic business goals.

Long Term Compensation

●	Stock Options	Approximately 40 associates
Right to purchase stock at a set price for a period of time after the right vests. Stock option grant sizes represent between 33% and 50% of each participant’s long term incentive target opportunity. Grants generally vest 25% per year commencing on the first anniversary of the grant.
Designed to be market competitive, motivate and reward achievement of stock price growth, and align associates’ interests with those of our shareholders.

●	Restricted Stock or Restricted Stock Units	Approximately 40 associates
Shares of restricted stock or restricted stock units (“RSUs”) (which directly mirror the value of our stock) which represent between 33% and 50% of each participant’s long term incentive target value. Grants generally vest 25% per year commencing on the first anniversary of the grant.
Designed to retain executives and align their interests with those of our shareholders.

●	Performance Restricted Stock Units or Shares	9 executives
Performance RSUs which are earned based on one year Earnings Before Interest and Taxes (EBIT) performance.  Initial grants represent 1/3rd  of each executive’s long term incentive target value.  Initial grants are adjusted by a multiplier between 0% and 200% based upon the actual performance.  Awards earned vest on the third anniversary of the initial grant date.
Designed to motivate and reward achievement of long term operational and strategic business goals, align pay with performance and drive long term shareholder value.

Other Compensation Elements

●	Qualified Pension Compensation
Participation in this Plan was frozen as of March 31, 2012. Generally, participants with a combined total of years of service plus age exceeding 65 are Grandfathered and continue to participate in this plan,  Participants with less than 65 points no longer accrue additional benefits under this Plan.
Company funded retirement benefits provided to associates, the amount of which depends on an associate’s years of service and final average compensation.
Designed to be market competitive and enable us to attract and retain talented associates.  In response to changes in our business and market competitive practices, we have frozen this plan to new entrants and modified our defined contribution plans to address the retirement benefits of our associates not Grandfathered under this Plan.

●	Qualified Deferred Compensation - “Grandfathered”	Generally, all non-union, U.S. associates who are considered Grandfathered in the Qualified Pension Plan described above.
A 401(k) retirement savings plan that enables participants to defer a portion of their compensation.  The Plan allows the Company the discretion to make matching contributions.  During fiscal year 2013 the Company provided a match equal to 50% of the participant’s contributions up to 6% of eligible pay.
Designed to be market competitive and enable us to attract and retain talented associates.

●	Qualified Deferred Compensation – “Not Grandfathered”	Generally, all non-union, U.S. associates who are not Grandfathered in the Qualified Pension Plan described above.
A 401(k) retirement savings plan that enables participants to make contributions, receive matching contributions and provides a core company contribution of 2% of eligible compensation to all eligible associates.   The Plan allows the Company the discretion to make matching contributions.  During fiscal year 2013, the Company provided a match between 25% and 100% of the participant’s contributions up to 6% of eligible pay based on years of service
Designed to be market competitive and enable us to attract and retain talented associates.

●	Non-Qualified Deferred Compensation	Approximately 40 executives and all Independent Directors
A retirement savings plan that enables executives and Independent Directors to defer a portion of their cash compensation in excess of the limits established by the qualified deferred compensation plan, receive company Core Contributions (not Grandfathered only) and receive a matching contribution.  All Company core contributions and matching contributions are made relative to compensation above the Qualified Plan limits and consistent with eligible benefits in the Qualified Plan for each Executive
Designed to enable us to attract and retain talented executives and Independent Directors.

●	Employee Stock Ownership Plan	All non-union, U.S. associates hired prior to January 1, 2012	A plan that enables associates to earn and share in our ownership. This Plan was frozen to new participants hired after January 1, 2012.	Designed to help align associates’ interests with those of our shareholders.

●	Severance Protection (pre-Change in Control)	Generally, all non-union, U.S. associates	Severance protection providing severance equal to one week of salary for every year of service with us.	Designed to be market competitive and enable us to attract and retain talented associates.

●	Severance Payments and Benefits after a Change in Control	12 executives
Severance protection providing severance equal to a multiple of salary and target incentive in the event of a termination without cause by us or for Good Reason by the Executive following a Change in Control.

In addition to the Severance Protections above, designed to promote executive neutrality toward Change in Control transactions that may pose an employment risk, as well as retain executives through a Change in Control transaction.

●	Perquisites	Select non-U.S. executives	Personal benefits provided to the executive, including a car.	Designed to be market competitive and facilitate the executives’ attention to the business.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent consultant.  For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent.  Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited.  Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for evaluating compensation.   The peer group incorporates companies that we consider to be primary competitors for talent and capital.  The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales.  In selecting the peers, the Compensation Committee excluded some companies that fit the above description but had low relative corporate governance ratings. The compensation peer group for fiscal year 2013 consisted of the following 28 companies:

●	Accuride Corp.	●	Foster L.B. Co.
●	Alamo Group Inc.	●	Graco, Inc.
●	Altra Holdings Corp.	●	Kaydon Corp.
●	Barnes Group Inc.	●	Lindsay Corp.
●	Blount International	●	Lydall, Inc.
●	Cascade	●	Miller Industries
●	Chart Industries	●	Nordson Corp.
●	Circor International	●	Robbins & Myers
●	Clarcor Inc.	●	Tennant Co.
●	Colfax Corp.	●	Titan International, Inc.
●	Commercial Vehicle Group	●	Twin Disc, Inc.
●	Enpro Industries, Inc.	●	Wabash National Corp.
●	Esco Technologies, Inc.	●	Watts Water Technologies, Inc.
●	Federal Signal Corp.	●	Xerium Technologies, Inc.

In addition, we also consider data from compensation surveys published by leading compensation consulting and advisory firms including Mercer Benchmark Survey – Executive.  The survey analysis targets companies of comparable size in the durable goods manufacturing sector, supplemented with general industry data as needed.

The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long term incentives and benefits.  In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual.  Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix.  However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances.

We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it maximizes tax deductibility of compensation.

The following table shows the dollar values and pay mix percentages of our fiscal year 2013 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)
Timothy T. Tevens,	657,500	526,000	1,183,500	1,150,625	2,334,125
President and CEO	28%	23%	51%	49%	100%

Gene P. Buer,	266,000	133,000	399,000	239,400	638,400
Vice President –	42%	21%	63%	37%	100%
North America and Global Vertical Markets

Ivo Celi,	254,947	127,454	382,421	229,452	611,873
Vice President - EMEA	42%	21%	63%	37%	100%

Gregory P. Rustowicz,	285,000	142,500	427,500	256,500	684,000
Vice President – Finance	42%	21%	63%	37%	100%
and Chief Financial Officer

Eric Woon,	260,691	130,346	391,037	130,346	521,382
Vice President - APAC	50%	25%	75%	25%	100%

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below.  When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long term incentives (determined at grant) for an executive officer.  Awards are generally prorated if an NEO is promoted during the year, based on the timing of the promotion.  The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards.   Under the Annual Incentive Plan and Performance RSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria.  The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations.  Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board of Directors.  Our Compensation Committee is comprised entirely of non-associate Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

The compensation program is generally applied consistently to NEOs.  Exceptions related to CEO compensation are noted throughout this report.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives.  The Compensation Committee has sought to balance fixed and variable compensation, short-term and long term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.  Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks including:

●	A minimum Earnings Before Interest and Taxes (EBIT) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;
●	Stock Ownership guidelines for all officers; and
●	a comprehensive Clawback Policy.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclicality of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board of Directors and approves adjustments for other NEOs.  Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company.  History of salary increases may also be reviewed and considered.   Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction.  Long term growth in shareholder value is an important factor.  The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

The Committee approved the following base salary adjustments effective April 1, 2012 for our NEOs:

Executive Officer	Base Salary ($)	FY 2013 Base Salary Adjustments ($)	FY 2013 Base Salary ($)	Percentage Increase
Timothy T. Tevens,	635,000	22,500	657,500	3.5%
President and CEO

Gene P. Buer,	250,000	16,000	266,000	6.4%
Vice President – North America and Global Vertical Markets

Ivo Celi,	247,467	7,480	254,947	3.0%
Vice President - EMEA

Gregory P. Rustowicz,	275,000	10,000	285,000	3.6%
Vice President – Finance and
Chief Financial Officer

Eric Woon,	255,024	5,667	260,691	2.2%
Vice President – APAC

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan.  The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants.  It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period.  Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.  Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.  The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met.  The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver.  For most Drivers, goals are set at threshold, target and maximum levels.  Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels.  The aggregate payout to any NEO may not exceed 300% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	300%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%

Fiscal Year 2013 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for fiscal year 2013 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer term profitable growth.  For fiscal 2013, seventy percent (70%) of our NEOs’ target was based on EBIT at either the Consolidated level or a mix of Consolidated and respective Business Unit level and the remaining thirty percent (30%) of our NEOs’ target was based upon strategic measures which were established for each NEO separately.  Drivers and associated weightings for fiscal year 2013, which were established by the Board of Directors for each executive officer, are shown below.  Our CEO has the ability to assign an individual performance factor to each of the individual NEOs, other than CEO, of up to 25% up or down based upon his evaluation of their individual performance.  Lastly, no AIP will be earned unless Consolidated EBIT is positive.

EBIT Measures and Weights – 70% of Plan

Fiscal 2013 Drivers (April 1, 2012 to March 31, 2013)	Timothy T. Tevens		Gene P. Buer		Ivo Celi		Gregory P. Rustowicz		Eric Woon
Consolidated EBIT	70%		30%		30%		70%		30%
North America EBIT	N/	A	40%		N/	A	N/	A	N/	A
EMEA EBIT	N/	A	N/	A	40%		N/	A	N/	A
APAC EBIT	N/	A	N/	A	N/	A	N/	A	8%
APAC Revenue	N/	A	N/	A	N/	A	N/	A	32%

Strategic Measures and Weights – 30% of Plan

Mr. Tevens’ strategic measures included strategic investments to further our globalization, Planning and Execution, Operational Excellence and People Excellence.  Mr. Buer’s strategic measures were based upon operational excellence and specific operating results for the Chattanooga business.  Mr. Celi’s strategic measures were based upon the Europe, Middle East and Africa region and were measured by strategy implementation as well as other operational excellence measures, implementation of the innovation road map and execution in new markets.  Mr. Rustowicz’ strategic measures included the completion of all business process management system integration activities and implementation of Lean initiatives addressing operating improvements within the Finance function.  Mr. Woon’s strategic measures were operational excellence, increased manufacturing capability within region as well as advancing the manufacturing plan for our China operations.

Results

The fiscal year 2013 EBIT targets, performance achieved as a percent of target, and the fiscal year 2013 payout percentages under each Driver are shown below.

	Fiscal 2013 Annual Incentive Plan - EBIT and Revenue Targets and Performance (Dollars in Millions)
	Threshold ($)	Target ($)	Maximum ($)	Result ($)
Fiscal 2013 Drivers (April 1, 2012 – March 31, 2013)					Fiscal 2013 Performance % of Target

Consolidated EBIT(1)	45.7	52.0	77.2	53.1	109.0%

North America EBIT	47.8	58.8	102.8	59.7	103.9%

EMEA EBIT	18.5	22.1	36.6	16.4	0.0%

APAC EBIT	(1.0)	(.67)	1.0	(.27)	147.7%

APAC Revenue	21.1	25.9	45.1	25.7	97.9%

(1)	Fiscal year 2013 EBIT was adjusted to eliminate the impact foreign exchange, of certain reserve adjustments related to product liability claims from prior fiscal years and certain other one time items.

Mr. Tevens evaluated the performance of each of the other NEOs based upon their performance against their strategic measures and their individual performance factors.  Thus, the final AIP award was determined as the sum of the EBIT outcome, the strategic measures outcome and the individual performance factor adjustments.  Mr. Buer met some expectations for his strategic and individual goals and Mr. Tevens recommended a score of 80.5%.  Mr. Celi met some expectations for his strategic and individual goals and Mr. Tevens recommended a score of 59.2%.  Mr. Rustowicz exceeded most expectations for his strategic and individual goals and Mr. Tevens recommended a score of 154.3%.  Mr. Woon exceeded most expectations for his strategic and individual goals and Mr. Tevens recommended a score of 149.9%.  The Board reviewed and approved each of these scores, and they approved a score of 100.0% for Mr. Tevens, which was based upon strategic measures noted above.  The Board elected not to adjust Mr. Tevens’ result for individual performance.

Annual incentive targets, strategic goals, and individual factors and the percentage of base salary awarded for fiscal year 2013 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)

Timothy T. Tevens,
President and CEO	80%	106.3%	85%

Gene P. Buer,
Vice President – North America and Global Vertical Markets	50%	98.4%	49%

Ivo Celi,
Vice President - EMEA	50%	50.5%	25%

Gregory P. Rustowicz,
Vice President – Finance and Chief Financial Officer	50%	122.6%	61%

Eric Woon,
Vice President - APAC	50%	120.8%	60%

Long Term Incentives

The objectives of our long term incentive program are to:

●	link executive compensation and our long term performance;
●	better align key associates with our business strategies and with our shareholders’ interests; and
●	provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

●	a competitive analysis;
●	the impact of the NEOs’ roles within our Company; and
●	the cost and share usage associated with the proposed plan.

Target long term incentives (as a percentage of salary) are as follows:

Executive Officer	Long Term Incentive Target (% of Base Salary)

Timothy T. Tevens,
President and CEO	175%

Gene P. Buer,
Vice President – North America and Global Vertical Markets	90%

Ivo Celi,
Vice President - EMEA	90%

Gregory P. Rustowicz,
Vice President - Finance and Chief Financial Officer	90%

Eric Woon,
Vice President - APAC	50%

The target long term incentive mix for our NEOs consists of non-qualified stock options (1/3rd  of target value), restricted stock or RSUs (1/3rd  of target value), and performance RSUs (1/3rd  of target value).  Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal year 2013.

Executive Officer	Target Number of Performance RSUs (1)	Options Granted	RSUs Granted

Timothy T. Tevens,
President and CEO	26,710	53,568	26,709

Gene P. Buer,
Vice President – North America and Global Vertical Markets	5,558	11,146	5,558

Ivo Celi,
Vice President - EMEA	5,604	11,238	5,604

Gregory P. Rustowicz,
Vice President - Finance and Chief Financial Officer	5,955	11,942	5,955

Eric Woon,
Vice President - APAC	2,751	5,517	2,751

(1)	Grant represents target value for fiscal year 2013 and was granted on May 21, 2012.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long term stock appreciation and ownership interest for management.  In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 25% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership.  In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 25% annually over the 1st  through 4th anniversary from the grant date of awards.

Performance Restricted Stock Units

Grants of performance RSUs are made annually, with vesting dependent upon performance achieved.  Fiscal year 2013 Performance is based upon the one year Consolidated EBIT performance.  Actual vesting of the awards and their ultimate value will be determined by EBIT results.

For fiscal year 2013, performance shares are subject to adjustment based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	FY13 Consolidated EBIT Targets	Percentage of Target
Maximum Performance Level (or higher)	$77.2 Million	200%
Target Performance Level	$52.0 Million	100%
Threshold Performance Level	$45.7 Million	25%
Below Threshold Performance Level	Below $45.7 Million	0%

Linear interpolation will be used to establish payout levels between Threshold, Target and Maximum results.  Based upon actual fiscal year 2013 Adjusted EBIT of $53.1 million, 104.5% of target performance shares were earned.  The performance adjusted amounts are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy.

The long term incentive strategy is designed to support our business strategy and the interests of our shareholders.  Where possible, the program has been designed such that long term incentives can qualify as performance-based compensation so that the expense associated with the program is fully deductible for federal income tax purposes.  Stock options and performance RSUs are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the opening and closing price on the date of grant.  The date of grant is the date of the Board of Directors’ meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to NEOs are the same as those provided to our other full-time, salaried domestic associates.  Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs.

The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a defined benefit pension plan (the “Pension Plan”), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Effective March 31, 2012, the Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points.  Participants who had attained 65 combined age and service points at March 31, 2012 continue to accrue benefits.

We also maintain a 401(k) retirement savings plan covering non-union domestic associates.  Highly compensated associates were eligible to contribute up to 8% of annual cash compensation (base salary and payments under the Annual Incentive Plan), subject to limits set by the Internal Revenue Code.  The Company matching contribution for fiscal year 2013 was between 25% and 100% of associate contributions up to 6% based on years of service.  Associates who are not grandfathered in the Pension Plan are also eligible for a core contribution equal to 2% of eligible wages.

We maintain an Employee Stock Ownership Plan for the benefit of our domestic, non-union associates including our domestic NEOs. This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plans.  Effective January 1, 2012, this Employee Stock Ownership Plan has been closed to new participants.

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan.  Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long term incentive cash compensation.  Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Stock Ownership

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock.  Executives are required to retain a portion of their equity compensation upon vesting in shares or exercise of options.  The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive.  If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive.  Each NEO, other than Mr. Tevens, is currently subject to the retention ratio requirement.

The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives.

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Committee Members (1)	3X	50%

Other Officers	2X	40%

(1)	Messrs. Buer, Celi, and Woon are Executive Committee Members.

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs.  Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based primarily on Company performance.

NEOs may participate in benefit plans that are offered generally to salaried domestic associates such as those described above, as well as short and long term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national and, in some cases global, we may recruit from outside of the regional area in order to obtain top talent.  We may elect to pay relocation costs for full-time associates who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the associate.  In situations where we pay relocation costs, we may also provide a payment to cover the cost of any additional taxes the associate incurs as a result of the reimbursement (a gross-up payment).  As part of Mr. Rustowicz’ compensation, the Committee authorized a lump sum payment of $315,000 to address various costs associated with his move to Amherst, New York.

Under limited circumstances, we provide certain perquisites to recruit individuals to key positions with the Company and to officers that expatriate to another country for work on the Company’s behalf.  Accordingly, Mr. Woon, an expatriate from Singapore, receives tax equalization benefits as well as housing and education assistance related to his assignment in China.  The amount of these perquisites is set forth in the Summary Compensation Table.

Employment and Change-In-Control Agreements

Employment Agreements

With the exception of Mr. Celi and Mr. Woon, the Company has no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims, i.e., severed associates are paid one week of their base salary for every year of service at the Company.

Mr. Celi’s agreement, entered into in 2009, does not have a fixed term and may be terminated by either party upon delivering written notice at least six months prior to the end of a calendar quarter.  Mr. Celi’s salary is reviewed and may be adjusted annually.  Mr. Celi also participates in our Annual Incentive Plan and Long Term Incentive Program.  Mr. Celi’s agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Mr. Woon’s agreement, entered into in 2010, does not have a fixed term and may be terminated by either party.  Mr. Woon’s salary is reviewed and may be adjusted annually.  Mr. Woon also participates in our Annual Incentive Plan and Long Term Incentive Program.  Mr. Woon’s agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.  Additionally, Mr. Woon’s agreement provides tax equalization benefits as well as housing and education assistance related to his assignment in China.  The amount of these perquisites is set forth in the Summary Compensation Table.

Change-In-Control Agreements

We have entered into change in control agreements with our NEOs and certain other of our officers and associates.  The intent of these agreements is to provide executive officers with financial security in the event of a change in control to facilitate a transaction which may benefit shareholders but result in job loss to executives.  The change in control agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or associate other than for “good reason,” as defined in the change in control agreements), (i) a lump sum severance payment equal to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, all options, restricted shares or units and performance shares or units become fully vested and (v) certain other specified payments.

Aggregate “payments in the nature of compensation” (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or associate under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar.  The events that trigger a change in control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates.  Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company,   (collectively (i), (ii) and (iii) is referred to as “Detrimental Conduct”), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board of Directors or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of:

●	Any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation (“Covered Plans”) received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional misconduct, in the Board’s or Committee’s judgment, alone or with others caused such restatement); and

●	Any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in Detrimental Conduct even in the absence of a subsequent restatement of our financial statements.

The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design.  Therefore, the Compensation Committee believes it is important to maintain flexibility and has not adopted a policy requiring that specific programs meet the requirements of performance-based compensation under Section 162(m).  Nevertheless, we believe that all compensation provided to the NEOs for fiscal year 2013 is fully deductible.  The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code.  Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the years ended March 31, 2013, 2012 and  2011, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Award (1) ($)	Option Awards(2)($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total Compensation ($)
Timothy T. Tevens,	2013	657,500		0	717,417	358,906	559,138	114,231	10,032	(5)	2,417,224
President and CEO	2012	637,442		203	884,857	329,548	452,120	176,630	10,347		2,491,147
	2011	607,327		0	1,152,397	317,628	270,000	75,129	4,342		2,426,823

Gene P. Buer,	2013	266,000		0	149,288	74,678	130,872	56,888	44,987	(6)	722,713
Vice President	2012	250,961		0	179,183	66,732	85,875	72,783	10,277		665,811
North America and Global Vertical Markets	2011	230,884		51	253,399	62,109	45,188	33,610	2,427		627,668

Ivo Celi	2013	254,947	(7)	0	150,523	75,295	64,374	0	34,991	(8)	580,130
Vice President- EMEA	2012	255,639		0	177,209	65,998	118,192	0	21,743	(8)	638,781
	2011	234,069		0	87,783	33,619	125,797	0	12,850		494,118

Gregory P. Rustowicz,	2013	285,000		0	159,951	80,011	174,705	0	325,373	(9)	1,025,040
Vice President Finance and Chief Financial Officer	2012	169,231		0	78,600	42,360	85,791	0	67,020		443,002

Eric Woon,	2013	258,709	(10)	0	73,892	36,964	157,458	0	226,068	(11)	753,091
Vice President - APAC

(1)	The amounts shown in this column reflect the aggregate grant date fair value for restricted stock units and performance shares granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each restricted stock unit is equal to the market price of our common stock on the date of grant. The assumptions used in valuing the performance shares are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2013 filed with the Securities and Exchange Commission on May 29, 2013.

(2)	The amounts shown in this column reflect the aggregate grant date fair value for nonqualified stock options to purchase our common stock granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2013 filed with the Securities and Exchange Commission on May 29, 2013.

(3)	Represents amounts earned under the Annual Incentive Plan earned in fiscal year 2013 and paid in fiscal year 2014.

(4)	Represents the aggregate change in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from March 31, 2012 to March 31, 2013 for Messrs. Tevens, Buer, and Giesige. Messrs. Celi and Rustowicz are not covered by a Company sponsored pension plan.

(5)	For Mr. Tevens, consists of: (i) the value of shares of common stock allocated in fiscal year 2013 under our Employee Stock Ownership Plan, or ESOP; (ii) premiums for group term life insurance policies insuring their lives in the amount of $50,000 each; and (iii) our matching contributions under our 401(k) plan.

(6)	For Mr. Buer, consists of: (i) the value of shares of common stock allocated in fiscal year 2013 under our Employee Stock Ownership Plan, or ESOP; (ii) premiums for group term life insurance policies insuring Mr. Buer’s life in the amount of $50,000; (iii) our matching contributions under our 401(k) plan and (iv) $35,000 payment for relocation benefits.

(7)	Represents payments to Mr. Celi as converted based on the conversion rate in effect on March 31, 2013.

(8)	Represents the value of the automobile provided to Mr. Celi by the Company.

(9)	Represents the sum of (i) premiums for group term life insurance policies insuring Mr. Rustowicz life in the amount of $50,000, (ii) our matching contributions under our 401(k) plan, (iii) $315,000 payment for relocation benefits and (iv). the value of shares of common stock allocated in fiscal year 2013 under our Employee Stock Ownership Plan, or ESOP.

(10)	Represents payments to Mr. Woon converted based upon the conversion rate in effect on March 31, 2013.

(11)	Represents the sum of (i) $83,076 housing allowance, (ii) $26,130 education allowance, (iii) $89,826 tax equalization payment and (iv) $27,036 of international medical allowance.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal year 2013 to the executives named in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, performance shares and restricted stock units:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock		All Other Options
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units		Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards per Share (4) ($)	Grant Date Fair Value of Stock and Option Awards (5) ($)

Timothy T. Tevens,		263,000	526,000	1,578,000
President and CEO	5/21/12				6,678	26,710	53,420						358,715
	5/21/12							26,709	(6)				358,702
	5/21/12									53,568	(7)	13.43	358,906

Gene P. Buer		66,500	133,000	399,000
Vice President-	5/21/12				1,390	5,558	11,116						74,644
North America and	5/21/12							5,558	(6)				74,644
Global Vertical	5/21/12									11,146		13.43	74,678
Markets

Ivo Celi		63,737	124,474	394,871
Vice President -	5/21/12				1,401	5,604	11,208						75,262
EMEA	5/21/12							5,604	(6)				75,262
	5/21/12									11,238	(7)	13.43	75,295

Gregory P. Rustowicz,		71,250	142,500	427,500
Vice President –	5/21/12				1,489	5,955	11.910						79,976
Finance and Chief	5/21/12							5,955	(6)				79,976
Financial Officer	5/21/12									11,942	(7)	13.43	80,011

Eric Woon		65,173	130,346	391,037
Vice President –APAC	5/21/12				688	2,751	5,502						36,946
	5/21/12							2,751	(6)				36,946
	5/21/12									5,517		13.43	36,964

(1)	The grant date is the date on which the equity awards were approved by our Board of Directors.

(2)	Represents the potential payout range under the Annual Incentive Plan discussed above. The final fiscal year 2013 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)	Represents the potential payout range related to performance shares awarded to NEOs on the grant date, subject to achievement of performance targets. The performance shares generally are earned based upon the EBIT performance for the fiscal year ended March 31, 2013. Based upon EBIT performance period for fiscal year 2013, 104.5% of target was earned and will vest on the three year anniversary of the original grant date. Each performance share will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the open and closing price on the grant date.

(5)	Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each performance share and restricted stock unit is equal to the average of the open and close market price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. The assumptions used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2013 filed with the Securities and Exchange Commission on May 29, 2013.

(6)	Represents RSUs granted under the fiscal year 2013 long-term incentive program which vest at a rate of 25% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change in control.

(7)	Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant, except that options may vest earlier in the event of death, disability, retirement or change in control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2013:

			Option Awards

Name	Number of		Number of		Equity	Option	Option	Number of		Market	Equity Incentive		Equity Incentive
	Securities		Securities		Incentive	Exercise	Expiration	Shares or		Value	Plan Awards:		Plan Awards:
	Underlying		Underlying		Plan Awards:	Price ($)	Date	Units of		of Shares	Number of		Market or Payout Value of
	Unexer-cised		Unexercised		Number of			Stock		or Units of	Unearned Shares,		Unearned Shares, Units or Other
	Options		Options		Securities			That Have		Stock	Units or Other		Rights That Have
	Exercisable		Unexercisable		Underlying			Not		That Have	Rights That Have		Not Vested ($)
					Unexercised			Vested		Not Vested ($)	Not Vested
					Unearned
					Options

Timothy T. Tevens, President and CEO	95,000	(1)	─			5.46	5/17/14	1,543	(11)	29703	22530	(18)	433703
	8770	(2)	─		─	28.45	5/19/18	6,028	(12)	116,039	27911	(19)	537287
	33,879	(3)	11,293	(3)		13.27	5/18/19	13,736	(13)	264418
	16596	(4)	16594	(4)		18.24	5/17/20	2,566	(14)	49396
	7,795	(5)	23,927	(5)		19.50	5/23/21	12673	(15)	243955
			53568	(6)		13.43	5/21/22	26709	(16)	514148

Gene P. Buer,	432	(2)	0	(2)		28.45	5/19/18	76	(11)	1463	4562	(18)	87819
Vice President –	6,667	(7)	3,333	(7)	─	16.81	10/20/18	1,024	(12)	19,712	5808	(19)	111804
	5760	(3)	1920	(3)			5/18/19	4208	(13)	81004
Markets	3246	(4)	3244	(4)			5/17/20	2567	(15)	49415
	1,615	(5)	4845	(5)		19.50	5/23/21	5,558	(16)	106,992
			11146	(6)		13.43	5/21/22

Ivo Celi,	3334	(8)	6,666	(8)	─	14.80	1/25/20	924	(13)	17787	4512	(18)	86856
Vice President –	1,757	(4)	1756	(4)		18.24	5/17/20	2,538	(15)	48857	5856	(19)	112728
EMEA	1597	(5)	4792	(5)		19.50	5/23/21	5,604	(16)	107,877
			11238	(6)		13.43	5/21/22
													119774
Gregory P. Rustowicz			6000	(9)		13.10	10/24/21	6000	(17)	115500	6222	(19)
Vice President -			11942	(6)		13.43	5/21/22	5955	(16)	114634
Finance and Chief
Financial Officer

Eric Woon,	3334	(10)	6666	(10)	─	14.80	1/25/20	454	(13)	8740	1648	(18)	31724
Vice President –	862	(4)	862	(4)		18.24	5/17/20	927	(15)	17845	2874	(19)	55325
APAC	583	(5)	1751	(5)		19.50	5/23/21	2751	(16)	52957
			5517	(6)		13.43	5/21/22

(1)	These options were granted on May 17, 2004 and vested ratably over a four-year period, beginning May 17, 2005.

(2)	These options were granted May 19, 2008 and vest 25% per year beginning May 19, 2009.

(3)	These options were granted May 18, 2009 and vest 25% per year beginning May 18, 2010.

(4)	These options were granted May 17, 2010 and vest 25% per year beginning May 17, 2011.

(5)	These options were granted May 23, 2011 and vest 25% per year beginning May 23, 2012.

(6)	These options were granted May 21, 2012 and vest 25% per year beginning May 21, 2013.

(7)	These options were granted on October 20, 2008 and vest 33⅓% per year beginning October 20, 2011.

(8)	These options were granted on January 25, 2010 and vest 33⅓% per year beginning January 25, 2013.

(9)	These options were granted on October, 24, 2011 and vest 33⅓% per year beginning October 24, 2014.

(10)	These options were granted on January 10, 2010 and vest 33⅓% per year beginning January 20, 2013.

(11)	These RSUs were granted May 19, 2008, and vest 33⅓% per year beginning May 19, 2011.

(12)	These RSUs were granted May 18, 2009 and vest 25% per year beginning May 18, 2010.

(13)	These RSUs were granted May 17, 2010 and vest 25% per year beginning May 17, 2011.

(14)	These RSUs were granted May 17, 2010 and vest 33⅓% per year beginning May 17, 2011.

(15)	These RSUs were granted May 23, 2011 and vest 25% per year beginning May 23, 2012.

(16)	These RSUs were granted May 21, 2012 and vest 25% per year beginning May 21, 2013.

(17)	These RSUs were granted October 24, 2011 and vest 33⅓% per year beginning October 24, 2014.

(18)	These performance RSUs were granted May 23, 2011 and vest 100% after a three year performance period April 1, 2011 through March 31, 2014.

(19)	These performance RSUs were granted May 21, 2012 and vest 100% on the third anniversary of the grant, May 21, 2015. The actual award earned was adjusted effective March 31, 2013 based upon our EBIT performance for the one year period ended March 31, 2013.

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)

Timothy T. Tevens, President and CEO		__	21,229	284,691

Gene P. Buer,
Vice President – North America and Global Vertical Markets	__	__	4,060	54,459

Ivo Celi,
Vice President – EMEA	__	__	1,308	17,671

Gregory P. Rustowicz,
Vice President - Finance and Chief Financial Officer	__	__	__	__

Eric Woon,
Vice President - APAC	__	__	536	7,235

(1)  Represents the difference between the option exercise price and the average of the open and close prices of our common stock on the date of exercise as quoted on Nasdaq multiplied by the number of shares acquired.

(2)  Represents the average of the open and closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Plan

The Pension Plan is a non-contributory, defined benefit plan which provides certain of our domestic associates with retirement benefits.  As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years.  Plan benefits are not subject to reduction for social security benefits.

            The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit and (iii) payments received by him or her during fiscal year 2013:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Timothy T. Tevens, President and CEO	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	21.25	737,730	0

Gene P. Buer, Vice President – North America and Global Vertical Markets	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	7.25	247,118	0

Ivo Celi, Vice President - EMEA	NA(3)	__	__	__

Gregory P. Rustowicz, Vice President – Finance and Chief Financial Officer	NA(3)	__	__	__

Eric Woon, Vice President – APAC	NA(3)	__	__	__

(1)
Years of credited service determined as of March 31, 2013.  Mr. Tevens and Mr. Buer continue to participate fully in our Pension Plan as grandfathered participants.  For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

(2)
The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of March 31, 2013 using (i) a discount rate of 4.35%, (ii) the GAM 1994 Group Annuity Table for Males and Females and (iii) the earliest retirement age at which benefits are not reduced (typically, age 65).

(3)	Mr. Celi, Mr. Rustowicz and Mr. Woon were not covered by a Company sponsored Pension Plan.

Non-Qualified Deferred Compensation

The Company maintains a Non-Qualified Deferred Compensation Plan (the “NQDC”) under which eligible participants (including our Directors and domestic NEOs) may elect to defer a portion of their cash compensation.  Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.  For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

None of the NEOs have deferred compensation. Thus, they did not have any contributions, earnings, or balances under the NQDC Plan in fiscal year 2013.

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our domestic full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause.  Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up).

The following table sets forth the amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2013; and
•	Exercise of all options and vesting of all restricted stock based on the closing market price of $19.25 per share of our common stock on March 31, 2013.

Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in Control ($)		Death ($)		Change in Control Only ($)
Timothy T. Tevens, President and CEO	3,044,814	(1)	3,603,952	(2)	3,322,987	(3)	9,175,855	(4)	5,758,397	(5)	0 (6)

Gene P. Buer, Vice President – North America and Global Vertical Markets	477,729	(1)	608,601	(2)	518,652	(3)	2,055,486	(4)	1,050,645	(5)	0 (6)

Ivo Celi, Vice President – EMEA(7)	16,611	(8)	80,985	(9)	144,085	(10)	536,298	(11)	536,298	(12)	0 (6)

Gregory P. Rustowicz, Vice President Finance and Chief Financial Officer	49,141	(1)	223,846	(2)	71,064	(3)	1,986,696	(4)	699,316	(5)	0 (6)

Eric Woon, Vice President – APAC (7)	15,707	(8)	173,165	(9)	124,328	(10)	396,687	(11)	396,687	(12)	0 (6)

(1)	Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his or her 401(k) Plan account, (iv) vested benefits under our Pension Plan and (v) vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)	Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his or her 401(k) Plan account, (iv) vested benefits under our Pension Plan and (v) vested benefits under our ESOP and (vi) awards under the Annual Incentive Plan earned in fiscal year 2013 and paid in fiscal year 2014. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)	Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) vested benefits under our Pension Plan and (vi) vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)	Includes (i) termination payments under the Change in Control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) vested benefits under our Pension Plan and (vi) vested benefits under our ESOP, (vii) awards under the Annual Incentive Plan earned in fiscal year 2013 and paid in fiscal year 2014. Termination payments under the Change in Control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change in control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested.  In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(5)	Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) vested benefits under our Pension Plan (vi) vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or units and earned performance shares or units which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal year 2013 and paid in fiscal year 2014. In addition, accrued salary through the date of termination would be paid out.

(6)	No payments or awards are provided unless restricted shares and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares and options, all options and earned restricted shares would be vested and payable to the NEOs.

(7)	Messrs. Celi and Woon do not participate in a Company sponsored retirement program or group term life program.

(8)	Includes the value of vested stock options. In addition, Messrs. Celi and Woon would be entitled to receive accrued salary through the date of termination.

(9)	Includes (i) severance and (ii) the value of vested stock options. In addition, Messrs. Celi and Woon would also be entitled to receive accrued salary through the date of termination.

(10)	Includes (i) severance and (ii) the value of vested stock options. In addition, Messrs. Celi and Woon would also be entitled to receive accrued salary through the date of termination.

(11)	Messrs. Celi and Woon are not subject to a change in control agreement. The benefits they would receive following a termination of employment following a change in control would be the same as they would receive following an involuntary termination of employment, except that they would receive the full amount of their earned restricted stock awards and stock options.

(12)	Includes (i) the value of vested stock options, (ii) awards under the Annual Incentive Plan earned in fiscal year 2013 and (iii) the value of restricted stock units. In addition, Messrs. Celi and Woon would be entitled to receive accrued salary through the date of termination and a proportionate amount of their restricted stock awards that are earned upon attainment of their performance goals.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2013, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	736,301	14.46	852,536

Equity compensation plans not approved by security holders	__	__	__

Total	736,301	14.46	852,536

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past.  No member of our Compensation and Succession Committee was, during fiscal year 2010 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2013 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group.  The business address of each of the executive officers and Directors is 140 John James Audubon Parkway, Amherst, New York 14228-1197.

Directors, Officers and 5% Shareholders	Number Of Shares (1)	Percentage Of Class

Ernest R. Verebelyi (2)	22,504	*
Timothy T. Tevens (3)	402,904	2.07%
Richard H. Fleming (2)	28,008	*
Stephen Rabinowitz (2)	23,004	*
Linda A. Goodspeed (2)	24,054	*
Nicholas T. Pinchuk (2)	20,039	*
Liam G. McCarthy (2)	16,612	*
Christian B. Ragot (2)	33,945	*
Stephanie K. Kushner (2)	6,500	*
Gene Buer (4)	45,069	*
Ivo Celi (5)	20,000	*
Gregory Rustowicz (6)	14,999	*
Eric Woon (7)	12,067	*
All Directors and Executive Officers as a Group (17 persons) (8)	795,127	4.08%
Columbus McKinnon Corporation Employee Stock Ownership Plan	515,344	2.64%
Fidelity Management & Research Company (9)	2,921,163	14.98%
TimesSquare Capital Management, LLC (10)	1,363,027	7.0%
RBC Global Asset Management (US), Inc. (11)	1,244,085	6.30%
BlackRock, Inc. (12)	1,174,027	6.02%
The Vanguard Group (13)	992,334	5.08%

 * Less than 1%.

(1)	Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Does not include 2,275 Restricted Stock Units held by each of Messrs. Verebelyi, Fleming, Rabinowitz, Pinchuk, McCarthy and Ragot and Ms. Goodspeed, and 1,300 Restricted Stock Units held by Ms. Kushner. Mr. Ragot resigned effective May 19, 2013 and the vesting of his 2,275 restricted stock units was accelerated by the Board upon his resignation.
(3)	Includes (i) 123,434 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens’ spouse, (iii) 6,039 shares of common stock allocated to Mr. Tevens’ ESOP account, (iv) 63,254 shares of restricted stock which is subject to forfeiture and (v) 203,178 shares of common stock issuable under options granted to Mr. Tevens which are exercisable within 60 days. Excludes 64,425 shares of common stock issuable under options granted to Mr. Tevens which are not exercisable within 60 days.

(4)	Includes (i) 5,147 shares of common stock owned directly, (ii) 13,433 shares of restricted stock which are subject to forfeiture, (iii) 826 shares of common stock allocated to Mr. Buer’s ESOP account and (iv) 25,663 shares of common stock issuable under options granted to Mr. Buer which are exercisable within 60 days. Excludes 16,545 shares of common stock issuable under options granted to Mr. Buer which are not exercisable within 60 days.

(5)	Includes (i) 1,771 shares of common stock owned directly, (ii) 9,066 shares of restricted stock which are subject to forfeiture and (iii) 9,163 shares of common stock issuable under options granted to Mr. Celi which are exercisable within 60 days. Excludes 10,739 shares of common stock issuable under options granted to Mr. Celi which are not exercisable within 60 days.

(6)
Includes (i) 11,955 shares of restricted stock which are subject to forfeiture, (ii) 58 shares of common stock allocated to Mr. Rustowicz’ ESOP account, (iii) 2,986 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days, and (iv) 515,344 additional shares of common stock owned by the ESOP for which Mr. Rustowicz serves as one of three trustees and for which he disclaims any beneficial ownership.  Excludes 14,956 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days.

(7)	Includes (i) 763 shares of common stock owned directly, (ii) 4,132 shares of restricted stock which are subject to forfeiture and (iii) 7,172 shares of common stock issuable under options granted to Mr. Woon which are exercisable within 60 days. Excludes 12,403 shares of common stock issuable under options granted to Mr. Woon which are not exercisable within 60 days.

(8)	Includes (i) options to purchase an aggregate of 338,668 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes the shares of common stock owned by the ESOP as to which Mr. Rustowicz serves as one of three trustees, except for an aggregate of 10,047 shares allocated to the respective ESOP accounts of our executive officers and (ii) options to purchase an aggregate of 153,961 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(9)	Information with respect to Fidelity Management & Research Company is based on a Schedule 13G filed by FMR LLC with the Securities and Exchange Commission on February 14, 2013 by a group consisting of Edward C. Johnson 3d, members of the family of Edward C. Johnson 3d, Fidelity Small Cap Discovery Fund and Fidelity Small Cap Value Fund. Based solely upon information in this Schedule 13G, FMR LLC and its direct and indirect subsidiaries have sole dispositive power with respect to all such shares of common stock. The stated business address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(10)	Information with respect to TimesSquare Capital Management, LLC is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013. Based solely upon information in this Schedule 13G, TimesSquare Capital Management, LLC and its direct and indirect subsidiaries have sole dispositive and voting power with respect to all of such shares of common stock. The stated business address of TimesSquare Capital Management, LLC is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

(11)	Information with respect to RBC Global Asset Management (US), Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2013. Based solely upon information in this Schedule13G, RBC Global Asset Management has sole dispositive and voting power with respect to all of such shares of common stock. The stated business address of RBC Global Asset Management (US), Inc. is 100 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402.

(12)	Information with respect to BlackRock, Inc. is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2013. Based solely upon information in this Schedule 13G, BlackRock, Inc. and its direct and indirect subsidiaries have sole dispositive and voting power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(13)	Information with respect to The Vanguard Group is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013. Based solely upon information in this Schedule 13G, The VanGuard Group and its direct and indirect subsidiaries have sole dispositive and voting power with respect to all of such shares of common stock. The stated business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year ended March 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Audit Committee reviews and makes recommendations to the Board of Directors with respect to all related party transactions and relationships.  Pursuant to Regulation S-K 404, a “related person” includes (among others) an officer, director and, by reference to S-K 403(a), a party who beneficially owns more than 5% of any class of the Company’s voting securities, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000.  Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party.  The Company has a separate “Related Person Transaction Policy”, as well as other various policies and procedures, including the Company’s Global Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

In fiscal year 2013, the Audit Committee reviewed and approved payments to Fidelity that exceeded the S-K threshold of $120,000 by approximately $60,000.  Upon review, Fidelity owned 14.98% of the Company’s shares and was the trustee and record keeper for the Company’s 401(k) plan.  The Audit Committee concluded that Fidelity’s services were paid by the 401(k) plan participant’s not directly by the Company and that such payments were fair and reasonable.

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and section 3 of the Sarbanes-Oxley Act of 2002 and under the NASDAQ Stock Market, Inc. listing standards currently in effect.  In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Mr. Fleming and Ms. Kushner qualify as an “audit committee financial expert.”
The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s primary independent public accountants.  However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2013.  The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 for filing with the Securities and Exchange Commission.

Richard H. Fleming, Chairman
Stephanie K. Kushner
Stephen Rabinowitz
Linda A. Goodspeed
Liam G. McCarthy

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement.  In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation.  Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.
OTHER MATTERS

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2013 Annual Meeting must be received by us by April 24, 2013 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.  Our By-Laws require that notice of shareholder proposals and nominations for director be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 90 days prior to the date of the Annual Meeting or (ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed.    Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy relating to the 2013 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by our By-Laws and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2013, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.  Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, Attention: Secretary.  Each such request must set forth a good faith representation that, as of June 3, 2013, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting.

The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

ALAN S. KORMAN
Secretary

Dated: June 12, 2013

PROXY
COLUMBUS MCKINNON CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 22, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints TIMOTHY T. TEVENS and GREGORY P. RUSTOWICZ and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS MCKINNON CORPORATION (the "Company") to be held at The Ritz-Carlton Chicago, 160 E. Pearson Street At Water Tower Pl., Chicago, Illinois on July 22, 2013, at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
COLUMBUS McKINNON CORPORATION

July 22, 2013

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.cmworks.com/investors/proxy

Please sign, date and mail your proxy card in the envelope provided as soon

↓ Please detach along perforated line and mail in the envelope ↓

20830300000000000000 8 072213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- O ERNEST R. VEREBELYI
- O TIMOTHY T. TEVENS
- O RICHARD H. FLEMING
- O STEPHEN RABINOWITZ
- O LINDA A. GOODSPEED
- O NICHOLAS T. PINCHUK
- O LIAM G. McCARTHY
- O STEPHANIE K. KUSHNER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2 AND 3.

Signature of Shareholder ____________ Date: ____________ Signature of Shareholder ____________ Date: ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized perso

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 22, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.cmworks.com/investors/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the

20830300000000000000 8 072213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- O ERNEST R. VEREBELYI
- O TIMOTHY T. TEVENS
- O RICHARD H. FLEMING
- O STEPHEN RABINOWITZ
- O LINDA A. GOODSPEED
- O NICHOLAS T. PINCHUK
- O LIAM G. McCARTHY
- O STEPHANIE K. KUSHNER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2 AND 3.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized pers

COLUMBUS MCKINNON CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 22, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "ESOP") are hereby authorized to be present and to vote at the Annual Meeting of Shareholders of COLUMBUS MCKINNON CORPORATION (the "Company") to be held at The Ritz-Carlton Chicago, 160 E. Pearson Street At Water Tower Pl., Chicago, Illinois, Chicago, Illinois, on July 22, 2013, at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 22, 2013

ESOP

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.cmworks.com/investors/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20830300000000000000 8 072213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING YOUR ESOP SHARES ON ANY PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- O ERNEST R. VEREBELYI
- O TIMOTHY T. TEVENS
- O RICHARD H. FLEMING
- O STEPHEN RABINOWITZ
- O LINDA A. GOODSPEED
- O NICHOLAS T. PINCHUK
- O LIAM G. McCARTHY
- O STEPHANIE K. KUSHNER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

WHEN PROPERLY EXECUTED, THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES "FOR" PROPOSAL NOS. 1, 2 AND 3.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized pers[redacted]

ANNUAL MEETING OF SHAREHOLDERS OF

COLUMBUS McKINNON CORPORATION

July 22, 2013

ESOP

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.cmworks.com/investors/proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the

20830300000000000000 8 072213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING YOUR ESOP SHARES ON ANY PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- O ERNEST R. VEREBELYI
- O TIMOTHY T. TEVENS
- O RICHARD H. FLEMING
- O STEPHEN RABINOWITZ
- O LINDA A. GOODSPEED
- O NICHOLAS T. PINCHUK
- O LIAM G. McCARTHY
- O STEPHANIE K. KUSHNER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1, 2 and 3.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized pers